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                                                                     EXHIBIT 1.1

                             UROHEALTH SYSTEMS, INC.

                                5,750,000 Shares

                          Common Stock $0.001 par value


                             UNDERWRITING AGREEMENT


                                                    November __, 1996


BEAR, STEARNS & CO. INC.
NEEDHAM & COMPANY, INC.
PIPER JAFFRAY INC.
  c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, New York  10167

Ladies and Gentlemen:

                  UROHEALTH Systems, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), and the selling stockholders of the Company set forth on Schedule I hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to issue and sell, as applicable, to the several underwriters named in Schedule II hereto (the "Underwriters") an aggregate of 5,000,000 shares (the "Firm Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and, for the purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to an additional 750,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred
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to herein as the "Shares." The Shares are more fully described in the
Registration Statement referred to below.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 333-12723), including a preliminary prospectus, subject to completion, relating to the Shares. The registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case, all documents incorporated or deemed incorporated by reference therein, if any, all financial statements and exhibits, and the information, if any, contained in a prospectus or term sheet subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Act (as applicable), and any additional registration statement relating to the issuance of additional shares of Common Stock filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus, constituting a part of the Registration Statement at the time it became effective, or such revised prospectus as shall be provided to the Underwriters for use in connection with the offering of the Shares that differs from the prospectus on file with the Commission at the time the Registration Statement became effective, including, in each case, all documents incorporated or deemed incorporated by reference therein, if any, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, and including any preliminary prospectus subject to completion and any term sheet meeting the requirements of Rule 434(c), filed pursuant to Rule 424(b), in the form used to confirm sales of the Shares, is hereinafter referred to as the "Prospectus."

                  1. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this agreement (the "Agreement"), and subject to its terms and conditions, the Company and the Selling Stockholders agree, severally and not jointly, to issue and sell, as applicable, the Shares in the respective amounts

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set forth opposite their names on Schedule I hereto to the Underwriters, and the
Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the Shares in the respective amounts set forth opposite their names on Schedule II hereto, plus such amount as they may individually become obligated to purchase pursuant to Section 8 hereof, at a purchase price per share (the "Purchase Price") equal to $-------.

                  2. Delivery and Payment. Delivery to you of and payment for the Shares shall be made at 9:00 A.M., New York time, on the fourth business day (such time and date being referred to as the "Closing Date") following the date
of this Agreement, at [           ]. The Closing Date and the location of
delivery of, and the form of payment for, the Shares may be varied by agreement among the Underwriters, the Company and the Selling Stockholders.

                  On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell to the Underwriters up to 750,000 Additional Shares, (ii) the Underwriters shall have a right to purchase, from time to time, up to an aggregate of 750,000 Additional Shares at the Purchase Price. Additional Shares may be purchased for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as Bear, Stearns may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto bears to the total number of Firm Shares.

                  The Company hereby agrees, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) the Selling Stockholders, pursuant to which each such person will agree, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (whether directly or indirectly), without the prior written consent of Bear, Stearns, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for,

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or warrants, options or rights to purchase or acquire, Common Stock or enter into any agreement to do any of the foregoing (whether directly or indirectly), for a period of 120 days after the date of the Prospectus, except pursuant to this Agreement.

                  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Underwriters shall reasonably designate, at 9:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time not later than 30 days after the date of this Agreement. Any Option Closing Date and the location of delivery of and payment for the Additional Shares may be varied by agreement among the Underwriters and the Company.

                  Certificates for the Shares shall be registered in such names and issued in such denominations as the Underwriters shall request in writing not later than two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available to you at the offices of Bear, Stearns & Co. Inc. ("Bear, Stearns"), or such other place as shall be acceptable to you, for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance thereof duly paid by the Company or the Selling Stockholders, for the respective accounts of the Underwriters against payment of the Purchase Price per share by wire transfer payable in same day funds, to the order of the Company.

                  3. Agreements of the Company. The Company agrees with each of you that:

                           (a)  It will, if the Registration Statement
has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary

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pursuant to Rule 430A under the Act, a post-effective amendment to the
Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A, and if applicable, Rule 462, under the Act.

                           (b)  It will advise you promptly and, if re-
quested by any of you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or any other regulatory authority, and (iv) of the happening of any event during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Shares by you which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the

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Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                           (c)  It will furnish to you without charge
three (3) signed copies (plus one (1) additional signed copy to your legal counsel) of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                           (d)  It will not file any amendment or sup-
plement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy within two business days prior to the filing thereof (or such reasonable amount of time as is necessitated by the exigency of such amendment or supplement) or to which you shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and will use its best efforts to cause any amendment to the Registration Statement to become effective as promptly as possible.

                           (e)  Promptly after the Registration State-
ment becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required to be delivered in connection with sales of the Shares by you, it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriters and dealers may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") to be delivered in connection therewith.

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                     (f)  If during such period as in your reasonable judgment
you are required to deliver a prospectus in connection with sales of the Shares by you any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of its date and the date the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, it will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of its date and the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will furnish to each Underwriter and dealer without charge such number of copies thereof as such Underwriters and dealers may reasonably request.

                     (g) Prior to any public offering of the Shares, it will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by you under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Shares.

                     (h) It will make generally available to its security holders as soon as reasonably practicable a consolidated earning statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 45 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and to advise you in writing when such statement has been so made available.

                     (i) It will timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act.

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                     (j) During the period of five years hereafter, the
Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                     (k) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to (i) the printing, processing, filing, distribution and delivery under the Act or the Exchange Act of the Registration Statement, each preliminary prospectus, the Prospectus and all amendments or supplements to any of them, (ii) the printing, processing, execution, distribution and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares, (iii) the registration with the Commission and the issuance and delivery of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (g) above (including, in each case, the fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be reasonably requested by you, (vi) filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Shares (including any filing fees in connection therewith and the fees and disbursements of counsel relating thereto), (vii) the listing of the Shares on the American Stock Exchange (the "AMEX"), (viii) any "qualified independent underwriter" if required by the rules of the NASD (including fees and disbursements of counsel for such qualified independent underwriter) and (ix) the performance by the Company of its other obligations under this Agreement, the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares, and all expenses and taxes incident to the sale and delivery of the Shares to you.

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                     (l) It will use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

                     (m) It will cause the Shares to be quoted on the AMEX and will use its reasonable best efforts to maintain such quotation, or quotation on the National Market of the Nasdaq Stock Market, while any of the Shares are outstanding.

                     (n) It will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Shares.

                     (o) It will timely complete all required filings and otherwise comply fully in a timely manner with all provisions of the Exchange Act, and will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares.

                     (p) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, except as described in the Prospectus, there will be no transactions entered into by the Company or any of its subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries") which are material with respect to the Company and the Subsidiaries taken as a whole, and there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or other equity interests.

                  4. Representations and Warranties. (1) The Company represents and warrants to each of you and to each of the Selling Stockholders that:

                     (a) When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or

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omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments and at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements with respect to price and underwriting discount all as set forth on the cover page and the last paragraph on the inside cover page, and in the table and the second paragraph under the caption "Underwriting" in the Prospectus (or any amendment or supplement thereto) constitute the only written information (the "Underwriter Information") furnished to the Company by the Underwriters expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission).

                           (b)  Any term sheet and prospectus subject to
completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially different from the Prospectus included in the Registration Statement.

                           (c)  Each preliminary prospectus and the pro-
spectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act.

                           (d)  No action has been taken and no statute,
rule, regulation or order has been enacted, adopted or issued by any governmental body, agency or official which

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prevents the issuance of the Shares, prevents or suspends the use of the preliminary Prospectus or the Prospectus, or suspends the sale of the Shares in any jurisdiction referred to in Section 3(g) hereof; no injunction, restraining order, or order of any nature by any Federal or state court has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance of the Shares, prevent or suspend the use of the preliminary Prospectus or the Prospectus, or suspend the sale of the Shares in any jurisdiction referred to in Section 3(g) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official, domestic or foreign, is pending against or, to the best of the Company's knowledge, threatened against, the Company or any of the Subsidiaries which, if adversely determined, would interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity of this Agreement or the Shares; and the Company has complied with every request of any securities authority or agency of any jurisdiction for additional information.

                           (e)  The authorized, issued and outstanding
capital stock of the Company is as set forth in the Prospectus under the caption, "Capitalization"; all of the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; the Firm Shares to be sold by the Company and the Additional Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement; and the issuance of the Shares by the Company will not be subject to preemptive or other similar rights.

                           (f)  This Agreement has been duly authorized
and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming due authorization, execution and delivery by all other parties hereto), subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies

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generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that indemnification from liability in connection with the Federal securities laws may be unenforceable.

                     (g) The execution and delivery of this Agreement by the Company, the issuance and sale, as applicable, of the Shares, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or constitute or result in a breach or violation of (or an event which, with notice or lapse of time, or both, would constitute a breach or violation of) the charters or bylaws of the Company or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease, license or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, judgment, decree, order, rule or regulation of any court, governmental agency or other body or self-regulatory organization applicable to the Company or any of the Subsidiaries, or any of their respective assets or properties.

                     (h) No authorization, approval or consent or order of, or filing with, any court or governmental body, agency or official is necessary in connection with the transactions contemplated by this Agreement, except such as will be obtained and made under the Federal and state securities or Blue Sky laws or regulations.

                     (i) The Company and each of the Subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties

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and, as applicable, to authorize the offering of the Shares, to execute, deliver and perform its respective obligations under this Agreement, and to issue, sell and deliver the Shares, as applicable, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except for those cases in which failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined). None of the Company or any of the Subsidiaries is in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation could have a material adverse effect on the properties, facilities, business, results of operations, general affairs, management, condition (financial or otherwise), prospects, or business affairs of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                     (j) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly authorized and validly issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, are not subject to any preemptive or similar rights, and are owned free and clear of any Lien. There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

                     (k) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws or in default in the performance of any obligation, bond, agreement, debenture, note or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease, license, permit, certificate or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or of any of the Subsidiaries is subject.

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                     (l) There is no action, suit, or proceeding before or by
any court or governmental agency or body, or arbitration board or tribunal, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective assets or properties, which is required to be disclosed in the Prospectus or which could have, singly or in the aggregate, a Material Adverse Effect, or which could materially and adversely affect the Company's performance of its obligations pursuant to this Agreement or the transactions contemplated hereby, and to the best of the Company's and the Subsidiaries' knowledge, no such action, suit, or proceeding is contemplated or threatened. None of the Company or any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal which could have a Material Adverse Effect.

                     (m) Neither the Company nor any of the Subsidiaries is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), including without limitation any violation or non-compliance with any permits or other governmental authorizations held by the Company or any Subsidiary, in each case which could have a Material Adverse Effect or otherwise require disclosure in the Registration Statement. Neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance and, to the best knowledge of the Company after due inquiry, there are no circumstances, either past, present or that are reasonably foreseeable, that are likely to lead to such violation in the future; there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the pres-

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ence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and there are no past or present actions, activities, circumstances, conditions, events or incidents, that are likely to form the basis of any Environmental
Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law, in each case which could have a Material Adverse Effect or otherwise require disclosure in the Registration Statement. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Registration Statement.

                     (n) Neither the Company nor any Subsidiary is in violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, which such violation would have a Material Adverse Effect. There is (A) no unfair labor practice complaint pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, and (B) no labor dispute in which the Company or any Subsidiary is involved nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters, in each case which, if determined adversely to the Company, could have a Material

Adverse Effect. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder; no "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred with respect to any "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company or any of its Subsidiaries; the amount of "unfunded benefit liabilities" (as defined in ERISA and the regulations and published interpretations thereunder) under all "pension plans" does not exceed $100,000; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 4971, 4975 or 4980B of the Code; and each "pension plan" established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                     (o) Except as disclosed in the Prospectus, or as could not have, singly or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary has good and marketable title, free and clear of all Liens, to all property and assets described in the Prospectus as being owned by it and such property and assets are in good repair and suitable for use as so described. All leases to which the Company or each Subsidiary is a party are valid and binding and no default has occurred or is continuing thereunder which could result, singly or in the aggregate, in a Material Adverse Effect, and the Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not interfere materially with the use made by the Company or such Subsidiary.

                     (p) The Company and its Subsidiaries maintain insurance at least in such amounts and covering at least such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                     (q) The firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules and the notes thereto of the Company included in the preliminary Prospectus and the Prospectus are independent public accountants with respect to the Company and the Subsidiaries, as required by the Act and the Exchange Act. The consolidated financial statements, together with related schedules and notes, set forth in the preliminary Prospectus and the Prospectus (and any amendments or supplements thereto), comply as to form in all material respects with the requirements of the Act and the Exchange Act and fairly present the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout such periods and in accordance with the requirements of the Commission's Regulation S-X; and the other financial and statistical information and data included in the preliminary Prospectus and the Prospectus (and any amendments or supplements thereto), historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                     (r) Subsequent to the respective dates as of which information is presented in the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business,
(ii) there has been no decision or judgment in the nature of litigation or arbitration to which the Company or any Subsidiary is a party that could have, singly or in the aggregate, a Material Adverse Effect, and (iii) there has not been any material adverse change, or any development which would reasonably be expected to involve, singly or in the aggregate, a material adverse change, in the properties, facilities, business, results of operations, general affairs, management, condition (financial or otherwise), prospects or business affairs of the Company and the Subsidiaries taken as a whole (any of the items set forth in clause (i), (ii) or (iii), above, a "Material Adverse Change").

                     (s) All Tax Returns (as hereinafter defined) required to be filed by the Company or any of the Subsidiaries in any jurisdiction have been filed and all material amount of Taxes (as hereinafter defined), including withholding Taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. All Tax Returns filed by the Company and its Subsidiaries prior to the date hereof were complete and accurate in all material respects. Except as described in the Prospectus, no material claim for assessment or collection of Taxes is presently being asserted against the Company or its Subsidiaries. Furthermore, except as otherwise described in the Prospectus, the Company and its Subsidiaries are not parties to any pending action, proceeding or investigation by any governmental authority for the assessment or collection of a material amount of Taxes, nor does the Company have knowledge of any such threatened action, proceeding or investigation. No material claim by any authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return is pending to the effect that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. No Liens are presently imposed upon or asserted against any of the Company's or any of its Subsidiaries' assets as a result of or in connection with any failure, or alleged failure, to pay any material amount of Tax. As of the Closing Date, the Company and its Subsidiaries will not have any agreement, whether or not written, providing for the payment of Tax liabilities or entitlement to refunds with any other party. The Company and its Subsidiaries have withheld and paid all material amount of Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party with respect to the business of the Company or its Subsidiaries. The unpaid Taxes of the Company and its Subsidiaries do not exceed, in any material respect, the reserve for Tax liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the most recent balance sheet of the Company, as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of the Company in filing its Tax Returns. For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all Federal, state, local or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto.

                     (t) (i) Each of the Company and the Subsidiaries has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals or rights (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner it does as described in the Prospectus in the jurisdictions wherein presently operated, and such other certifications, accreditations and eligibility to participate in specified programs as and to the extent described in the Prospectus, including, without limitation, to the extent so described, eligibility to participate in Medicare, Medicaid and Medi-Cal programs [and accreditation by the Joint Commission on Accreditation of Healthcare Organizations], (ii) each of the Company and the Subsidiaries has all such Authorizations, certifications, accreditations and determinations of eligibility and such are valid and in full force and effect, except as could not have, singly or in the aggregate, a Material Adverse Effect, (iii) the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations, certifications, accreditations and determinations of eligibility and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except for such non-compliance as could not have a Material Adverse Effect and (iv) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Authorization, certification, accreditation or determination of eligibility (except in the ordinary course of business in connection with the receipt of a routine survey that outlines immaterial areas which require Company or Subsidiary action to maintain compliance or to preclude such revocation or modification) and no such Authorization contains any restrictions that are materially burdensome to any of them in a manner different than applied to other companies engaged in similar businesses. The Company and the Subsidiaries possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as described in the Prospectus, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing. To the best knowledge of the Company after due inquiry, the use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person.

                     (u) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                     (v) Neither the Company nor any of the Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                     (w) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed in the Prospectus.

                     (x) Each certificate signed by any officer of the Company or any Subsidiary and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Subsidiary, as applicable, to each Underwriter as to the matters covered thereby.

                     (y) None of the Company, any Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or is in violation of any Federal "fraud and abuse legislation" or Federal "anti-kickback law."

                     (z) Except to the extent described otherwise in the Prospectus, all facilities owned or operated as continuing operations by the Company or the Subsidiaries (the "Company Facilities") (i) are certified for participation or enrollment in the Medicare, Medicaid and Medi-Cal programs,
(ii) have a current and valid provider contract with the Medicare, Medicaid and Medi-Cal programs, and (iii) are in substantial compliance with the terms and conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the Company's assets except, in each case, where such failure would not have a Material Adverse Effect. To the best knowledge of the Company, the amounts established as provisions for Medicare, Medicaid and Medi-Cal adjustments and adjustments by any other third party payors on the financial statements of the Company and the Subsidiaries are sufficient in all material respects to pay any amounts for which the Company or any of the Subsidiaries may be liable. Neither the Company nor any of the Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medi-care, Medicaid or Medi-Cal programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and neither the Company nor any of the Subsidiaries has any reason to believe that any such investigations, surveys or proceedings are pending, threatened or imminent which individually or in the aggregate could have a Material Adverse Effect.

                     (aa) Each such Company Facility is licensed by the proper state department of health to conduct its business in substantially the manner conducted by such Company Facility. The Company Facilities are presently in substantial compliance with all of the material terms, conditions and provisions of such licenses. The facilities, equipment, staffing and operations of the Company Facilities satisfy the applicable state licensing requirements in all material respects.

                     (ab) No funds were received on behalf of the Company or any of the Subsidiaries to construct, improve or acquire any of its facilities under the "Hill-Burton" Act as a result of which the Company or any of the Subsidiaries are currently or will in the future be required to pay any amounts for which there shall be any "recapture" as a result of the consummation of the transactions contemplated by this Agreement.

                     (ac) Except as disclosed in the preliminary prospectus and the Prospectus, no holder of any shares of capital stock of the Company has any right to require registration of such shares.

                     (ad) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba nor, to the knowledge of the Company, with any person or affiliate located in Cuba.

                  (2) Each of the Selling Stockholders, with respect to itself and severally and not jointly, represents and warrants to, and agrees with, the Underwriters and the Company as follows:

                           (a) The execution, delivery and performance of this Agreement by the Selling Stockholder and the sale of Shares, and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach of any of the terms or provisions, or constitute a default or cause an acceleration of any obligation under, (A) the organizational documents of the Selling Stockholder or (B) any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material contract, lease, or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, or (C) any order of any court or governmental agency or authority entered in any proceeding to which the Selling Stockholder was or is a party or by which the Selling Stockholder is bound or (ii) (solely with respect to actions by the Selling Stockholder) violate or conflict with any applicable U.S. federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to the Selling Stockholder or its property, except in each such case as would not, singly or in the aggregate, have a material adverse effect on the business, results of operations, financial condition or prospects of the Selling Stockholder; provided, however, that no representation or warranty is made with respect to U.S. federal securities laws or the securities laws of any state or other jurisdiction.

                           (b) The Selling Stockholder has on the date of this Agreement and will have at the Closing Date good and marketable title to the Shares to be sold by the Selling Stockholder to the Underwriters, free and clear of any Lien other than pursuant to this Agreement; and upon delivery to the Underwriters of the Shares to be sold by the Selling Stockholder hereunder and payment of the purchase price therefor by the Underwriters as herein contemplated, the Underwriters will receive good and marketable title to the Shares purchased by them from the Selling Stockholder, free and clear of any Lien other than any Lien created by or resulting from the sale to the Underwriters pursuant to this Agreement.

                           (c) All authorizations, approvals and consents necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, and the sale and delivery by the Selling Stockholder to the Underwriters of the Shares to be sold by the Selling Stockholder hereunder have been obtained and are in full force and effect; and the Selling Stockholder has all requisite right, power and authority to enter into and perform its obligations under this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder to the Underwriters hereunder.

                           (d) The Selling Stockholder Information (as defined in Section 8) (as modified by any notice pursuant to Section 4(2)(f) below) does not, and will not on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (e) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any Prospectus or other offering material in connection with the offering and sale of the Shares.

                           (f) At any time during the period described in
         Section 3(f) hereof, if there is any change in the information referred to in Section 4(2)(d) above, the Selling Stockholder will promptly notify the Underwriters and the Company of such change.

                           (g) The Selling Stockholder acknowledges for all purposes under this Agreement (including this paragraph and Section 5 hereof) that the Underwriter Information constitutes the only written information furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Underwriters.

                           (h) Neither such Selling Stockholder nor any of his or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I of the Bylaws of the NASD), any member firm of the NASD.

                  5.  Indemnification.

                           (a)  The Company agrees to indemnify and hold
harmless (i) the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") (any person referred to in clause (i) or (ii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person in accordance with the provisions of this Section 5) directly or indirectly caused by, related to, based upon or arising out of, or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (including, in each case, any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as any such loss, liability, claim, damage or expense is caused solely by an untrue statement or omission or alleged untrue statement or omission that is (x) made in reliance upon and in conformity with any Underwriter Information or (y) with respect to the Underwriter from whom the person asserting such loss, liability, claim, damage or expense purchased Shares, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriter with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of such Underwriter to the person asserting such loss, liability, claim, damage or expense, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Shares, and it shall be finally determined by a court of competent jurisdiction, in a judgment not subject to appeal or review, that the Prospectus (as so amended or supplemented) would have completely corrected such untrue statement or omission. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

                           (b)  Each Selling Stockholder agrees, severally and
not jointly, to indemnify and hold harmless each Indemnified Person to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person in accordance with the provisions of this Section 5) directly or indirectly caused by, related to, based upon or arising out of, or in connection with any untrue statement or alleged untrue statement of a material fact relating to such Selling Stockholder contained in the Registration Statement or the Prospectus (including, in each case, any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact relating to such Selling Stockholder required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as any such loss, liability, claim, damage or expense is caused solely by an untrue statement or omission or alleged untrue statement or omission that is (i) made in reliance upon and in conformity with any Underwriter Information or (ii) with respect to the Underwriter from whom the person asserting such loss, liability, claim, damage or expense purchased Shares, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriter with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of such Underwriter to the person asserting such loss, liability, claim, damage or expense, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Shares, and it shall be finally determined by a court of competent jurisdiction, in a judgment not subject to appeal or review, that the Prospectus (as so amended or supplemented) would have completely corrected such untrue statement or omission. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person. Notwithstanding the foregoing, the liability of any Selling Stockholder pursuant to this paragraph (b) shall be limited to an amount equal to the total proceeds (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder from the sale of the Shares hereunder.


                           (c)  The Company agrees to indemnify and hold
harmless each of the Selling Stockholders to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions and expenses (including without limitation and all losses, claims, damages, liabilities, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable fees and expenses of counsel to the Selling Stockholders; provided, that the Company shall only be liable for the fees and expenses of one counsel for the Selling Stockholders as a group) directly or indirectly caused by, related to, based upon or arising out of, or in connection with any untrue statement of a material fact contained in the Registration statement or the Prospectus (including, in each case, any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent caused by any untrue statement or omission or alleged omission made in reliance upon and in conformity with any information furnished by such

Selling Stockholder for inclusion in the Registration Statement or the Prospectus.

                           (d)  In case any action or proceeding (including any
governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or the Selling Stockholders, such Indemnified Person shall promptly notify the parties against whom indemnification is being sought (the "Indemnifying Persons") in writing (provided that the failure to give such notice shall not relieve any of the Indemnifying Persons of its obligations or liabilities pursuant to this Agreement, except to the extent that the Indemnifying Person has been materially prejudiced by such failure as determined by a court of competent jurisdiction in a judgment no longer subject to appeal or review). Upon receiving such notice, the Company and the Selling Stockholders shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to any Indemnifying Person) and, after written notice from the Company to such Indemnified Person of its election so to assume the defense thereof promptly after receipt of the notice from the Indemnified Person of such action or proceeding, the Company or the Selling Stockholders shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless
(i) the Company or the Selling Stockholders agree in writing to pay such fees and expenses, (ii) the Company or the Selling Stockholders shall have failed promptly to assume such defense or to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and an Indemnifying Person or an affiliate of an Indemnifying Person, and such Indemnified Person shall have been advised by counsel either (x) that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to such Indemnifying Person or such affiliate or (y) a conflict may exist between such Indemnified Person and such Indemnifying Person or such affiliate (in which case, if such Indemnified Person notifies the Company or the Selling Stockholders in writing, the Company or the

Selling Stockholders shall not have the right to assume the defense thereof), it being understood, however, that the Indemnifying Persons shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons. An Indemnifying Person shall not be liable for any settlement of any such action or proceeding effected without the prior written consent of such Indemnifying Person, but if settled with the prior written consent of such Indemnifying Person, such Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. The Indemnifying Persons shall not, without your prior written consent, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

                           (e)  The Underwriters agree, severally and
not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement, the directors and officers of the Company, the Selling Stockholders, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each of the Indemnified Persons, but only with respect to claims and actions solely based on any Underwriter Information. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, any of its directors, any such officer, the Selling Stockholders or any such controlling person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company (except that if the Company or any Selling Stockholder shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, the Selling Stockholders and each such controlling person shall have the rights and duties given to the Indemnified Person by Section 5(c) above.

                           (f)  If the indemnification provided for in
this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party(ies), on the one hand, and the indemnified party(ies), on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party(ies) and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of any party set forth herein shall be in addition to any liability or obligation such party may otherwise have to any other party.

                  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabili-ties or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, the Underwriters (and their related Indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by the Underwriters exceeds the amount of any damages which the Underwriters (and their related Indemnified Persons) have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  6. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters to purchase any Shares under this Agreement are subject to the satisfaction of each of the following conditions on the Closing Date:

                           (a)  All of the representations and warran-
ties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Company and the Selling Stockholders shall have performed or complied with all of their obligations and agreements herein contained and required to be performed or complied with by each of them at or prior to the Closing Date.

                           (b)  (i) The Registration Statement shall
have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A promulgated under the Act, such post-effective amendment shall have become effective) not later than 10:00 A.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 3(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                           (c)  No stop order suspending the sale of the
Shares in any jurisdiction has been issued and no proceeding for that purpose has been commenced or is pending or threatened and every request for additional information on the part of any state securities commission has been complied with; no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the issuance of the Shares; and no injunction, restraining order or order of any nature by any court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act.

                           (d)  (i) Since the date hereof, there shall
not have been any Material Adverse Change, (ii) since the date as of which information is given in the Prospectus, there shall not have been any Material Adverse Change, (iii) since the date of the latest balance sheet included in the Prospectus, there shall not have been any material adverse change, or development involving a prospective material adverse change, in the capital stock or debt of the Company or any of the Subsidiaries and (iv) the Company and the Subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, individually or in the aggregate, and which is not disclosed in the Prospectus.

                           (e) You shall have received a certificate of the Company, executed by the Chief Executive Officer and the Chief Financial Officer dated the Closing Date, confirming, as of the Closing Date, the matters (as to the Company) set forth in paragraphs (a) through (d) and (o) of this Section 6 and you shall have received a certificate of each Selling Stockholder confirming, as of the Closing Date, the matters (as to such Selling Stockholder) set forth in para-graphs (a) and (o).

                           (f)  On the Closing Date, you shall have received:

                           (g) An opinion (satisfactory to you and your counsel), dated the Closing Date, of Morrison & Foerster LLP, counsel for the Company, to the effect that:

                                (i) the Company is duly incorporated and validly
              existing corporation in good standing under the laws of its jurisdiction of organization and the Company has the requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified will not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole;

                                (ii) the Company has full corporate power and
              authority to execute, deliver and perform this Agreement, and the Company has full corporate power and authority to authorize, issue and sell the Shares as contemplated by this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company;

                                (iii) the Shares conform in all material
              respects to the descriptions thereof contained in the Prospectus;

                                (iv) neither the Company nor any of the
              Subsidiaries is (a) an "investment company" or a company

              "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                                (v) such counsel does not know of any legal or
              governmental proceedings which would be required to be described in the Prospectus which are not described therein nor any contracts or documents of a character which would be required to be described in the Prospectus which are not so described; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other numerical, accounting, statistical and financial data included therein;

                                (vi) no authorization, approval, consent or
              order of, or filing with, any court or governmental body or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as are required to be obtained and made under the 1933 Act, or state securities or Blue Sky laws or regulations;

                                (vii) the execution and delivery of this
              Agreement, the issuance and sale of the Shares, the payment of the Shares in accordance with their terms and the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach or violation of the charter or bylaws of the Company or the terms or provisions of, or constitute a default under, any statute, rule or regulation or to the best of such counsel's knowledge any material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the assets or properties of the Company or any of the Subsidiaries is subject, or to the best of such counsel's knowledge any order of any court or governmental agency, body or official having jurisdiction over the

              Company or any of the Subsidiaries or any of their properties;

                                (viii) the Registration Statement has become
              effective under the Act; any required filing of the Prospectus, and any supplements and term sheets thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel (after due inquiry) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the Act;

                  In giving their opinion required by subsection (g) of this
Section 6, such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of California, the laws of the State of New York, and the laws of the State of Delaware, and (ii) shall state that (a) such counsel has acted as counsel to the Company on a regular basis and has acted as counsel to the Company in connection with the preparation of the Prospectus and (b) such counsel has participated in conferences with officers and other representatives of the Company and its Subsidiaries, representatives of the independent public accountants for the Company and its Subsidiaries, your representatives and your counsel in connection with the preparation of the Prospectus and has considered the matters required to be stated therein and the statements contained therein; and such counsel shall advise you that, on the basis of the foregoing, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above) no facts came to such counsel's attention that caused such counsel to believe that the Prospectus as of the date thereof and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in the Prospectus.

                           (h)  You shall have received an opinion dated
the Closing Date, from Kevin Higgins, Esq., general counsel of the Company, in form and substance reasonably satisfactory to you (which may state that such opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the laws of the State of Delaware), to the effect that:

                                 (i)  Each of the Subsidiaries is a duly
              incorporated and validly existing corporation in good standing under the laws of its respective jurisdiction of organization, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where such failure to be so qualified will not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole;

                                 (ii)  The execution and delivery of this
              Agreement, the issuance and sale of the Shares, the performance by the Company of its obligations pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of the Subsidiaries or the terms or provisions of, or constitute a default by the Company or any Subsidiary under any statute, rule or regulation or to the best of such counsel's knowledge any material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the assets or properties of the Company or any of the Subsidiaries is subject, or to the best of such counsel's knowledge any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties;

                                 (iii) To the best of such counsel's knowledge,
              there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject, which is of such a material nature as to be required to be disclosed in the Prospectus and which is not adequately disclosed in the Prospectus;

                                 (iv) Each of the Company and its Subsidiaries
              has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus and such certifications, accreditations and eligibility to participate in specified programs as and to the extent described in the Prospectus, including, without limitation, eligibility to participate in Medicare, Medicaid and Medi-Cal programs;

                                 (v) All of the issued and outstanding shares of
              capital stock of, or other ownership interests in, each Subsidiary are owned directly or through Subsidiaries, by the Company, are fully paid and nonassessable, and to the best of such counsel's knowledge are owned free and clear of any Lien;

                                 (vi) the descriptions in the Prospectus of
              statutes, legal and governmental proceedings, contracts and other documents and regulatory matters including, without limitation, the matters described in the Prospectus, under the caption "Business-Government Regulation" insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein are accurate in all material respects and fairly present the information required to be shown;

                                 (vii) to the best of such counsel's knowledge,
              neither the Company nor any of its subsidiaries has violated any Environmental Laws, nor any Federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, which in each case might result in any Material Adverse Change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole; and

                                 (viii) to the best of such counsel's knowledge,
              except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

                  In giving the opinion required by subsection (h) of this
Section 6, such counsel shall state that (a) such counsel has acted as counsel to the Company on a regular basis and has acted as counsel to the Company in connection with the preparation of the Prospectus and (b) such counsel has participated in conferences with officers and other representatives of the Company and its Subsidiaries, representatives of the independent public accountants for the Company and its Subsidiaries, your representatives and your counsel in connection with the preparation of the Prospectus and has considered the matters required to be stated therein and the statements contained therein; and such counsel shall advise you that, on the basis of the foregoing, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above) no facts came to such counsel's attention that caused such counsel to believe that the Prospectus as of the date thereof and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in the Prospectus.

                           (i)  You shall have received an opinion dated
the Closing Date, from Lyon and Lyon, intellectual property counsel to the Company, in form and substance satisfactory to you.

                           (j)  You shall have received an opinion
(satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of counsel for each Selling Stockholder, to the effect that:

                                 (i) the Selling Stockholder has the requisite
              power and authority to enter into and perform this Agreement; this Agreement has been duly and validly authorized by all necessary action by the Selling Stockholder and has been duly executed and delivered by the Selling Stockholder; the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action by the Selling Stockholder;

                                 (ii) the Selling Stockholder has full legal
              right, power and authority, and any approval required by law (other than any approval imposed by the Act and applicable state securities and Blue Sky laws), to sell, assign, transfer and deliver the Shares to be sold by it in the manner provided in this Agreement;

                                 (iii) to such counsel's knowledge, upon
              delivery to the Underwriters of the Shares to be sold by the Selling Stockholder and payment of the purchase price therefor by the Underwriters as herein contemplated, the Underwriters (assuming that they acquire such Shares without notice of any adverse claim, as such term is used in Article 8 of the Uniform Commercial Code) will acquire the shares free and clear of all adverse claims (other that those resulting from any action of the Underwriter); and

                                 (iv) neither the sale of the Shares nor the
              performance of the Selling Stockholder's obligations pursuant to this Agreement will (A) conflict with, result in a breach or violation of, or constitute a default under the terms of any indenture or other agreement or instrument of which such counsel has knowledge to which the Selling Stockholder is a party or bound, or any statute, rule or regulation of which such counsel has knowledge to which the Selling Stockholder is subject, or to which any of the properties of the Selling Stockholder is subject, or any order of which such counsel has knowledge after due inquiry of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or (B) violate any of the provisions, if applicable, of the charter documents of the Selling Stockholder as in effect on the date of the opinion.

                           (k)  You shall have received an opinion,
dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), counsel for the Underwriters, in form and substance reasonably satisfactory to you.

                           (l)  You shall have received letters on and
as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in customary form and in substance reasonably satisfactory to you, from Ernst & Young LLP and [ ] independent public accountants, with respect to the financial statements and certain financial information contained in the Prospectus as you shall reasonably require.

                           (m)  All corporate proceedings and other
legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Skadden, Arps, and such counsel shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 6, in order to evidence the accuracy, completeness and satisfaction in all material respects of any of the representations, warranties or conditions herein contained and to render the opinion referred to in Section 6(k).

                           (n)  Prior to the Closing Date, the Company
and the Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

                           (o)  The Company and the Selling Stockholders
shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders at or prior to the Closing Date.

                  7. Effective Date of Agreement, Default and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by the Underwriters by notice to the Company if any of the following has occurred: (i) subsequent to the date of this Agreement, any Material Adverse Change or development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, which, in the judgment of Bear, Stearns impairs the investment quality of the Shares, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in Bear, Stearns' judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) any suspension or limitation of trading generally in securities on the New York or American Stock Exchanges, the National Association of Shares Dealers Automated Quotation National Market, or the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by either Federal or New York authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in Bear, Stearns' judgment has a material adverse effect on the financial markets in the United States, and would, in Bear, Stearns' judgment, make it impracticable or inadvisable to market the Shares to enforce contracts for the sale of the Shares, (vi) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading or reviewed for a possible change that does not indicate the direction of the possible change by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act, (vii) the delisting of the common stock of the Company from the American Stock Exchange, or (viii) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, or rule or order of any court or other governmental authority which in the judgment of Bear, Stearns could have a Material Adverse Effect.

                  If this Agreement shall be terminated by the Underwriters pursuant to clause (i), (vi) or (vii) of the second paragraph of this Section 7 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 3(k) hereof. If this Agreement is terminated pursuant to this Section 7, such termination shall be without any other liability of any Underwriter to the Company or the Selling Stockholders.

                  If on the Closing Date any of the Underwriters shall fail or refuse to purchase the Shares which it has agreed to purchase hereunder on such date, and the aggregate amount of such Shares that such defaulting Underwriter(s) agreed but failed or refused to purchase does not exceed 10% of the total amount of such Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the amount of Shares set forth opposite its name in
Schedule I hereto bears to the aggregate principal amount of Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you (at your option) may specify, to purchase the Shares that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date. If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase the Shares, as the case may be, and the total amount of Shares with respect to which such default occurs exceeds 10% of the total amount of Shares to be purchased on such date by all Underwriters, the Company may elect within 48 hours of such default to close the sale and purchase by the other non-defaulting Underwriters of the amount of Shares which such Underwriters have agreed to purchase pursuant to Section 1 hereof plus an additional amount which such non-defaulting Underwriters are required to purchase under this Section 7, and to limit the total amount of Shares to be sold to the amount of Shares to be so purchased. Alternatively, the Company may elect within 48 hours of such default, that this Agreement terminate without liability on the part of the non-defaulting Underwriters and the Company, except as otherwise provided in this Section 7. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  8. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, with the Underwriters and the Company:

                           (a)  Such Selling Stockholder has, and on the
Closing Date will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement between the Selling Stockholders and American Stock Transfer and Trust Company, as Custodian (the "Custody Agreement") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

                           (b)  The power of attorney signed by such
Selling Stockholder appointing Charles A. Laverty, James L. Johnson and Kevin M. Higgins, or any one of them, as his attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and, pursuant to such power of attorney, such Selling Stockholder has authorized Charles A. Laverty, James L. Johnson and Kevin M. Higgins, or any one of them, to execute and deliver on his behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                           (c)  To pay or cause to be paid its own
underwriting discounts and commissions, and all of its costs, fees and expenses incident to the performance of this Agreement, including any taxes.

                           (d) To take all reasonable actions in cooperation
with the Company and the Underwriters to do and perform all things to be done by the Selling Stockholder pursuant to this Agreement prior to the Closing Date or reasonably requested by the Company in connection herewith and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

                           (e)  Prior to any public offering of the
Shares, the Selling Stockholder will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, and will continue such qualification in effect so long as reasonably required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Selling Stockholder shall not be required to take any action that would subject the Selling Stockholder to the general service of process in any jurisdiction where it is not now so subject.

                           (f)  To deliver to the Underwriters prior to
or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other form as may be required by law).

                  9. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at Five Civic Plaza, Suite 100, Newport Beach, California 92660, Attention: Chief Financial Officer and, in each case, with a copy to Morrison & Foerster LLP, 19900 MacArthur Boulevard, Suite 1200, Irvine, California 92612, Attention:
Robert M. Mattson, Esq., (b) if to any Underwriter, to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Syndicate De-partment, and, in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071,
Attention: Nicholas P. Saggese, and (c) if to any Selling Stockholder, to its address as set forth on Schedule II hereto or in any case to such other address as the person to be notified may have requested in writing.

                  10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  11. Severability. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

                  12. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the Underwriters merely because of such purchase.

                  13. Certain Definitions. For purposes of this Agreement, "business day" means any day other than Saturday, Sunday or a Federal holiday.

                  14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in one or more counterpart, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

                  15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

                  16. Survival. The indemnities and contribution provisions and the other agreements, representations and warranties of the Selling Stockholders, the Company, its officers and directors, and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company, the officers or directors of the Company, any controlling person of the Company, or the Subsidiaries or the Selling Stockholders, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and you.

                                        Very truly yours,


                                        UROHEALTH SYSTEMS, INC.



                                        By: ________________________
                                            Name:
                                            Title:

                                        [SELLING STOCKHOLDERS]



                                        GERALD W. TIMM



                                        By: ________________________
                                            Name:  Gerald W. Timm
                                            (Selling Stockholder)



                                        JULIA COLEMAN TIMM



                                        By: _________________________
                                            Name: Julia Coleman Timm
                                            (Selling Stockholder)



                                        GERALD W. TIMM, as Trustee



                                        By: ________________________
                                            Name:
                                            Title:  Trustee
                                            (Selling Stockholder)

                                        JULIAN W. OSBON



                                        By: ________________________
                                            Name:
                                            (Selling Stockholder)



                                        JOHN WOODHEAD



                                        By: ________________________
                                            Name:
                                            (Selling Stockholder)

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.



By: _______________________
    Name:
    Title:



NEEDHAM & COMPANY, INC.



By: _______________________
    Name:
    Title:



PIPER JAFFRAY INC.



By: _______________________
    Name:
    Title:

                                   SCHEDULE I



                                                      Firm Shares
                                                      -----------

Company ..............................................  3,150,000

Selling Stockholders  ................................

[List names and amounts]

                                   SCHEDULE II



                                                        Firm Shares
                                                        -----------


Bear, Stearns & Co. Inc.  . . . . . . . .

Needham & Company, Inc. . . . . . . . . .

Piper Jaffray Inc.  . . . . . . . . . . .